POWER OF ATTORNEY

      The undersigned, as a Section 16 reporting person of Limelight
Networks, Inc. (the "Company"), hereby makes, constitutes and appoints each of James R. Todd, Philip C. Maynard, and Mark
L. Reinstra, the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1. prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (and other forms and all amendments thereto) with respect to the undersigned's ownership, acquisition or disposition of securities of the Company, with the United States
Securities and Exchange Commission, any national securities exchanges and the
Company, as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of
1934 (as amended) and the rules and regulations promulgated thereunder (the
"Exchange Act"), or any successor laws and regulations;

2. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

3. perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

      The undersigned acknowledges that:

1. this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

2. any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

3. neither the Company nor any such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and

4. this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange
Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall have full power and authority to do or cause to be done all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such
attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 26th day of November, 2012.

Signature: /s/ Robert A. Lento
Print Name:  Robert A. Lento

ACKNOWLEDGMENT

Document Name: Power of Attorney

STATE OF ARIZONA )
   )
COUNTY OF MARICOPA )

 On this 26th day of November, 2012, before me, Robert A. Lento personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

 IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

     /s/ E. Benson
     Notary Public

     My Commission Expires: July 13, 2013